UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2007 (August 30, 2007)

VANTAGE ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33496	51-0599779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Blvd., Suite 610 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 404-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2007, Vantage Energy Services, Inc. (“Vantage”) issued a press release with respect to the execution of a Share Purchase Agreement (“Purchase Agreement”) with F3 Fund, a company incorporated in the Cayman Islands (the “Seller”), and the sole stockholder of Offshore Group Investments Limited (“OGIL”), a Cayman Islands registered company.  Pursuant to the Purchase Agreement, Vantage agreed to purchase all of the outstanding capital stock of OGIL from the Seller.  On the closing date, the current officers and directors of OGIL will resign and Vantage, as the sole stockholder of OGIL, will appoint new officers and directors.  As a consequence of the acquisition, OGIL will become a wholly-owned subsidiary of Vantage.

In connection with the acquisition of OGIL, Vantage has received an indicative term sheet from a major European bank for a debt financing (the “Debt Financing”), in order to raise the proceeds necessary to provide a portion of the funds necessary for completion of the jackup rigs referred to below. The Debt Financing is expected to be up to approximately $440 million, subject to completion of the lender’s internal processes.  The Debt Financing will be consummated simultaneously with the closing of the acquisition of OGIL.

The press release announcing the execution of the Purchase Agreement is attached hereto as Exhibit 99.1. The Purchase Agreement is attached hereto as Exhibit 10.1 and should be referred to when reading the following summary.

The Purchase Agreement provides that the Seller will receive aggregate consideration of approximately $331 million at closing, consisting of approximately $56 million in cash and $275 million in Vantage units, each unit being comprised of one share of common stock and 0.75 warrants to purchase common stock (the “Units”). The warrants included in the Units shall be on terms identical to the warrants included in the units registered for sale to the public by way of Vantage’s Registration Statement on Form S-1 (SEC File No. 333-138565), as declared effective by the SEC on May 24, 2007. As part of the transaction, Vantage will: (i) assume approximately $517 million in payments owed under certain contracts for the construction and delivery of the four ultra-premium jackup drilling rigs and (ii) incur approximately $40 million in rig outfitting costs.  As part of the transaction, Vantage will also acquire an option to purchase an ultra-deepwater drillship currently under development.  There is up to approximately $270 million of cash available for investment that is currently held in trust by Vantage, from which the $56 million cash component of the consideration will come. The closing of the acquisition and the Debt Financing are subject to stockholder approval, regulatory clearances and other customary closing conditions. In connection with the proposed transaction, the Board of Directors of Vantage will obtain a fairness opinion from an unaffiliated, third party appraiser.

The Purchase Agreement contains representations and warranties of each of Vantage, Seller and OGIL, as applicable, relating to, among other things: (a) organization and qualification; (b) clear title to capital stock; (c) ownership in stock of other entities; (d) authorization, execution, delivery and enforceability of the Purchase Agreement and other instruments contemplated thereby; (e) absence of conflicts or violations under organizational documents, applicable laws and certain agreements; (f) receipt of all consents and approvals;

(g) capitalization; (h) books and records; (i) title to properties and encumbrances; (j) liabilities and guarantees; (k) regulatory matters; (l) absence of certain changes or events; (m) legal proceedings; (n) material contracts; (o) employees and labor relations; (p) intellectual property; (q) absence of liability for brokerage, finders’ fees or agents’ commission as a result of the Purchase Agreement; and (r) representations regarding investment intent and access to information.

Each of Vantage, OGIL and Seller have agreed to continue to operate their respective businesses in the ordinary course prior to the closing of the acquisition and additional material covenants include that (i) each party has agreed to use its commercially reasonable best efforts to promptly take all necessary actions to effect the acquisition and (ii) each party shall protect confidential information and maintain the confidentiality of the other’s proprietary information.

The obligations of Vantage to consummate the acquisition are subject to closing conditions including, but not limited to: (a) the accuracy in all material respects on the date of the Purchase Agreement and the closing date of all of Seller’s and OGIL’s representations and warranties, when collectively considered; (b) Seller’s and OGIL’s performance of all covenants and obligations required to be performed by the closing date; (c) execution of novation agreements by and among Bluesky Offshore Group Corp (an affiliate of the Seller), PPL Shipyard PPT Limited (the “Shipyard”) and OGIL, with such agreements remaining in full force and effect until the closing; (d) transfer agreements between OGIL and certain suppliers, assigning or novating certain vendor agreements to OGIL, with such agreements remaining in full force and effect until the closing; (e) Vantage must obtain secured debt financing from a conventional lender in an amount not less than $300,000,000; (f) Vantage’s stockholders must approve the acquisition and the change in domicile from Delaware to the Cayman Islands, and the holders of less than thirty-percent (30%) of the shares issued in Vantage’s initial public offering both vote against the acquisition and exercise their conversion rights; (g) Vantage must receive a fairness opinion, opining that the consideration paid by Vantage for OGIL’s outstanding capital stock is fair from Vantage’s point of view and that the fair market value of OGIL’s capital stock exceeds 80% of the net assets held in trust account (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of deferred underwriters’ discount); (h) Seller’s affiliate must have duly executed with Vantage an option to call for the novation of a contract for the construction of an ultra-deepwater drillship; (i) the delivery by Seller to Vantage of certain corporate resolutions approving the acquisition, as well as certain other documents that Vantage may reasonably request; (j) there must be no claims or proceedings commenced or threatened against Seller or the Company involving any challenge to, or seeking damages or other relief in connection with, the acquisition or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the acquisition; and (k) there must be no litigation asserting that any other person or entity is the beneficial owner of, or has the right to acquire or obtain beneficial ownership of, any stock or other voting equity or ownership interest in OGIL.

The obligations of Seller to consummate the acquisition are subject to closing conditions including, but not limited to: (a) the accuracy in all material respects on the date of the Purchase Agreement and the closing date of all of  Vantage’s representations and warranties, when collectively considered; (b) Vantage’s performance of all covenants and obligations required to be performed by the closing date; (c) Vantage must deliver stock certificates and warrants representing the securities which comprise the Units as well as the cash payment; (d) an affiliate of Seller must obtain either a release from the Shipyard of its obligations under certain guarantees executed by such affiliate in favor of the Shipyard or Vantage’s agreement to counter-indemnify such affiliate in respect of any liability such affiliate may incur under such guarantees; (e) Vantage must deliver to Seller copies of corporate resolutions with respect to the acquisition as well as certain other documents that Seller may reasonably request; (f) the delivery to Seller by Vantage of any documents reasonably requested by Seller for the purpose of evidencing the accuracy of any of Vantage’s representations or warranties, evidencing the performance of Vantage of, or the compliance with, any covenant or obligation required to be performed by Vantage, evidencing the satisfaction of any closing condition, or otherwise facilitating the consummation of the acquisition; (g) Vantage must obtain secured debt financing from a conventional lender in an amount not less than $300,000,000; and (h) there must be no claims or proceedings commenced or threatened against Vantage involving any challenge to, or seeking damages or other relief in connection with, the acquisition or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the acquisition.

If the Closing Date has not occurred by May 31, 2008, the Purchase Agreement shall be deemed to be null and void, and neither party shall have recourse against the other.

Assuming the acquisition is consummated, Vantage will no longer be a blank-check, or special purpose acquisition corporation. If Vantage does not complete the acquisition and related Debt Financing, it will continue as a blank check company until it finds another suitable company to acquire or the trust account is liquidated as part of its cessation of corporate existence and Vantage shall cease to operate as a public blank check company.

At the effective time of the acquisition, Vantage will merge with and into a wholly owned merger subsidiary of Vantage formed in the Cayman Islands.  The separate corporate existence of Vantage as a Delaware corporation will cease and the Cayman Islands subsidiary of Vantage will be the surviving corporation (the “Redomiciliation Merger”). The effective time of the Redomiciliation Merger will occur as promptly as possible after the satisfaction or waiver of all conditions to closing in the Purchase Agreement by filing a certificate of merger or similar document with the Secretary of State of the State of Delaware and the Registrar of Corporations of the Republic of the Cayman Islands. We will seek to complete the Redomiciliation Merger as soon as practicable after the acquisition. However, we cannot assure you when, or if, all the conditions to completion of the Redomiciliation Merger will be satisfied or waived.

Pursuant to a Registration Rights Agreement which will be executed at the closing between Vantage and Seller, Vantage will grant Seller demand registration rights with respect to the shares of common stock and the shares of common stock underlying the warrants received by the Seller as consideration for the acquisition.  Seller and its affiliates who own a majority of interest in such common stock may demand registration of the resale of such shares of common stock on any date commencing on the one year anniversary of the closing.  Vantage will also grant Seller and its affiliates piggy-back registration rights with respect to any registration statement filed by Vantage on or after the one year anniversary of the closing of the acquisition.  The complete text of the Purchase Agreement, the Registration Rights Agreement and the Warrant are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated by reference.

Ellenoff Grossman & Schole LLP acted as legal advisor to Vantage.

Additional Information and Where to Find It

In connection with the proposed acquisition and financing and required stockholder approval, Vantage will file with the Commission a proxy statement which will be mailed to the stockholders of Vantage. Vantage’s stockholders are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about the acquisition of OGIL and the related debt financing. Vantage stockholders will be able to obtain a free copy of such filings at the Commission’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Vantage, 777 Post Oak Blvd., Suite 610, Houston, Texas 77056.

Vantage and its officers and directors may be deemed to have participated in the solicitation of proxies from Vantage’s stockholders in favor of the approval of the acquisition and related debt financing. Information concerning Vantage’s directors and executive officers is set forth in the publicly filed documents of Vantage. Stockholders may obtain more detailed information regarding the direct and indirect interests of Vantage and its directors and executive officers in the acquisition and related debt financing by reading the preliminary and definitive proxy statements regarding the acquisition and debt financing, which will be filed with the SEC.

Item 8.01 Other Events

Vantage is seeking to acquire, through a structured acquisition, a Cayman Islands registered company owned by Seller.  Through such acquisition Vantage will acquire:

•                  the rights to certain contracts for the construction and delivery of four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs; and

•                  an option (the “Option”) to purchase an ultra-deepwater drillship currently under development.

Baker Marine Pacific Class 375 ultra-premium jackup rig overview

The Baker Marine Pacific Class 375 ultra-premium jackup rig is a proprietary design developed and owned by Baker Marine Pte Ltd, a wholly owned subsidiary of PPL Shipyard.  It is designed as a non-harsh environment rig with a triangular platform, three long legs and a drilling platform on top.  The rig is towed to a specific location and the legs are “jacked” down until they reach the ocean floor.  At that time, the platform and drilling rig are moved up the legs and out of the water.  After drilling a well, the jackup is returned to its moving position and towed by tugboat to the next location.  Baker Marine Pacific Class 375 ultra-premium jackup rigs have a drilling depth of approximately 30,000 feet and may operate in up to 375 feet of water.

Source: PPL Shipyard Pte Ltd website

The Drillship Option

As part of the acquisition, Vantage will be granted the Option.   The Option will expire six months from the closing of the acquisition.  If Vantage chooses to exercise the Option, it will be granted the rights to a contract for the construction of an ultra-deepwater drillship currently under development at an estimated cost of approximately $650 million.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Purchase Agreement dated August 30, 2007.

10.2	Form of Registration Rights Agreement between Vantage Energy Services and F3 Fund.

10.3	Form of Warrant.

99.1	Press Release issued August 30, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTAGE ENERGY SERVICES, INC.

Date: September 5, 2007	By:	/s/ Paul A. Bragg
Paul A. Bragg
Chairman and Chief Executive Officer